Property Lease Agreement

Date: 9 January 2014

Party A (Lessor): China Southern Air Holding Company (CSAHC)

Party B (Lessee): China Southern Airlines Company Limited

Given the properties owned by China Southern Air Holding Company and its wholly owned subsidiaries (including but not limited to China Northern Airlines and Xinjiang Airlines) in various cities in China, China Southern Airlines Company Limited agreed to rent some of which as office premises. Upon negotiation by both parties, China Southern Air Holding Company, on behalf of its wholly owned subsidiaries, entered into this contract with China Southern Airlines Company Limited with regards to the relevant tenancy:

Article 1 Location, Size and Rental

Upon negotiation by both parties, the annual rental fee shall be RMB 40,114,700 (i.e. Renminbi forty million one hundred fourteen thousand and seven hundred). See Appendix of this contract for details.

Such price was determined by both parties on a fair and reasonable basis and based on fair market rate, and will be no higher than the price and charging standard offered by other independent third parties.

Article 2 Lease Term

The lease term of the premise in the preceding provision shall be 3 years effective from 1 January 2014.

Article 3 Rental Payment

Rental payment, provided by Party B to Party A on a quarterly basis, shall be settled within 15 days from the start date of the first month of each quarter by bank remittance. Within 5 days upon receipt of payment, Party A shall issue a receipt of the respective amount.

Article 4 Change of Lessor and Lessee

1.	Where Party A requires transferring its rights and obligations hereunder to a third party within the contract period, no agreement from Party B shall be required albeit Party A shall inform Party B about such issue. A third party agent, upon delegation from Party A, shall immediately become the new Party A hereof, entitled to the rights and liable for the obligations of the original Party A.

2.	Party B shall not transfer its rights of the leased property to any third party without agreement from Party A during the term hereof. The third party which obtained the agreement of Party A regarding the property use rights shall immediately become the new Party B hereof, entitled to the rights and liable for the obligations of the original Party B.

Article 5 Obligations of Party A

1.	In the event of failure of Party A to provide the premises leased to Party B on schedule stipulated herein, Party A shall provide Party B a default fine equivalent to 5% of the amount of rental during such delayed period and return the submitted rental payment of such delayed period to Party B.

2.	Party B shall be responsible for the maintenance, and Party A shall be responsible for the repair of significant natural damage of the leased property and attached facilities, such as elevator, drainage system, power supply and security facilities. In the event of significant natural damage endangering general order of work without the receiving repairs from Party A, Party B may elect to terminate this tenancy and repair on behalf of A, and, in such case, the invoice of the repairing costs may be distressed for rent.

3.	Party A shall compensate for the loss(es) of Party B arising from situation described in the preceding clause.

4.	Where Party A requires redemption of the property for its own use during the tenancy period, the party shall terminate this contract providing 3 months prior written notice and a default fine equivalent to 5% of the total amount of rental payments for the remaining term to Party B.

5.	Should there be any laws, regulations or administrative orders requiring contribution, fully or partially, the rental payments received by Party A from Party B, Party A shall be liable to comply such laws, regulations or administrative orders. In the event of any loss(es) in Party B arising from violation of Party A of the forementioned requirements, Party A shall fully compensate Party B on such loss(es).

6.	The property taxes of the assets set out in the Appendix of this agreement shall be borne by Party A.

Article 6 Obligations of Party B

1.	Party B shall pay rental fees pursuant to this contract. In the event of overdue rentals, an overdue fine equivalent to 0.1% of the amount of payable rental shall be paid daily. In case of an overdue exceeding 3 months, Party A may repossess the premise and take actions against all rentals and overdue fines in due.

2.	Where Party B requires a termination of tenancy due to extraordinary circumstances such as change of office premier during the tenancy period, the party shall terminate this contract giving 3 months prior notice and default fines (equivalent to 5% of the total rental amount in the remaining term) to Party A. Should Party B sublease the premier, the party shall report to Party A for record.

3.	Party B accepts the commission by Party A, according to the relevant provisions of the local tax authorities to declare and pay property taxes. The tax payment is borne by Party A, and the property taxes are settled on quarterly basis. Party A shall refund to Party B within 15 working days upon receipt of the duty-paid original certificate provided by Party B.

4.	Party B shall not alter the building structure and use of the premise without obtaining prior agreement from Party A during the tenancy period. In case of any damages to the premise and attached facilities due to deliberate or negligent reasons of Party B, the party shall be responsible for recovering or providing compensation. Renovation should start only after obtaining agreement from Party A. Fixture added during renovation of Party B could be traded to Party A in returning the premise upon contractual expiration, or removed subject to set-up recovery.

5.	Upon expiration or termination of this contract, Party B shall return the premise within 1 month thereafter and settle rental payments according to actual days of use. Any belongings left in the premise thereafter shall be deemed as abandoned by Party B and shall be handled by Party A.

6.	Where Party B remains in the premise after the returning period upon expiration or termination of this contract, the party shall compensate for the loss(es) of Party A arising therefrom. Where necessary, Party A may file legal processing or apply for enforcement in the local people’s court.

7.	All utility fees and environmental and garbage collection fees during the tenancy period shall be borne by Party B.

Article 7 Extension of Term

This contract shall not be automatically renewed. Both parties are liable to notify the other party in written form regarding the extension of such tenancy 3 months prior to expiration. Should both parties agree to continue such contract, a new contract shall be entered.

Article 8 Exemption of Liabilities

In case of damages on the premise caused by force majeure during the term hereof, this contract shall be terminated automatically. None of the parties shall be liable thereof.

Article 9 Resolution of Disputes

Any dispute arising from this contract shall be resolved by negotiation of the disputing parties. Either party shall have the right to prosecute a lawsuit in the people’s court upon failure of resolving by negotiation.

Article 10 Others

For issues not stipulated in this contract, both parties may sign a supplement agreement which constitutes as part of this contract.

This agreement shall be made out in quadruplicate with each party holding two copies of each.

Party A: China Southern Air Holding Company	Party B: China Southern Airlines Company Limited

Authorized representative:	Authorized representative:

List of assets	Unit: RMB0’000

Type of assets :	Shares leased assets	Airline catering services leased assets
Total land rent:	6,042.5664	315.6534
Total property rent:	3,327.7024	338.7242
Total building rent:	156.4078	0.3465
Total pipelines and trenches rent:	188.2898	0
Total rent sub-total	9,714.9664	654.7241
Total rent(gross) :	10,369.6905

Breakdown of Real estate lease rental project of China Southern Group : Shares leased assets	Exhibit 3

No	Asset No.	Name of building	Property Status	Usage	Detail Address	Structure	No. of floors	Rental area (m2)	Date of Completion	Property annual net income (RMB0’000 / year)	Property Insurance (RMB0’000/ year)	Property tax rate	Business Tax	Management fee rate	Reference annual rent (RMB0’000/year)	Notes
1	FCZ003	Settlement Center office building	Nil	Office	No 23, Hangyun South Street	Framework	8	3526.15	1995/7/1	93.4527	2.4225	12%	5.5%	2.5%	119.844
Guangzhou sub-total								3526.15		93.4527					119.8440
2	Shenyang Office 1	Yi Ermo Office	Nil	Office	Irkutsk, Russia	Brick and Concrete		160	1992/12/1	6.6103	0.0132	12%	5.5%	2.5%	8.2794
3	Shenyang Office 4	Vladivostok house	Nil	Residential	No 27, Vladivostok Avenue	Brick and Concrete		124.8	1997/8/1	6.8214	0.0136	12%	5.5%	2.5%	8.5438
4	Shenyang Office 5	Vladivostok house	Nil	Residential	No 27, Vladivostok Avenue	Brick and Concrete		123.8	1997/8/1	6.7668	0.0135	12%	5.5%	2.5%	8.4754
Former Northern Airlines overseas offices sub-total								408.60		20.1985					25.2986

7	FSY001	New office building of the Company	Dadong018758	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	6	6558	1996/12/1	158.8374	4.0725	12%	5.5%	2.5%	203.6374
8	FSY002	Authorities Building	Dadong 005522	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	1	4794	1996/12/1	37.5801	0.9492	12%	5.5%	2.5%	48.1616
9	FSY003	Printing	Dadong 002729	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	3	1443	1979/6/1	12.0807	0.4387	12%	5.5%	2.5%	15.6493
10	FSY004	Technical school office building	Dadong 002524	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	3	2250	1984/12/1	19.8104	0.6165	12%	5.5%	2.5%	25.5336
11	FSY005	Motorcade and garage	Nil	Garage	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	2	750	1992/12/1	5.6415	0.1541	12%	5.5%	2.5%	7.2445
12	FSY006	Maintenance office building and garage	Nil	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	2	900	1996/10/1	7.5352	0.1928	12%	5.5%	2.5%	9.66

13	FSY007	Motorcade 2nd floor	Dadong 002747	Production	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	2	2008	1979/12/1	12.7427	0.3972	12%	5.5%	2.5%	16.4249
14	FSY009	Warehouse	Dadong 016947	Warehouse	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	1	307	1982/11/1	1.9142	0.0587	12%	5.5%	2.5%	2.4661
15	FSY010	Ten motorocade office building	Dadong 018313	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	5	5191.6	1994/12/1	58.6841	1.5076	12%	5.5%	2.5%	75.2396
16	FSY011-12	Technical school math building and canteen	Nil	Education	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	5	4284	1996/10/1	55.3388	1.3546	12%	5.5%	2.5%	70.8668
17	FSY013	Finance Department office building	Nil	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	4	2258	1997/11/1	24.8156	0.5979	12%	5.5%	2.5%	31.7669
18	FSY014	Motorcade Modulation Room	Nil	Moderation	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	1	80	2003/3/1	0.7148	0.155	12%	5.5%	2.5%	0.9129

19	FSY015	Motorcade office building	Nil	Office	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	2	1033	2003/12/1	8.0185	0.1576	12%	5.5%	2.5%	10.2326
20	FSY016	#58 Office	Nil	Garage	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	1	720.96	1996/12/1	5.1441	0.1164	12%	5.5%	2.5%	6.5756
21	FSY017-19	#4-6 hostel	Nil	Hostel	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	3	2434	1969/12/1	14.3373	0.5613	12%	5.5%	2.5%	18.6233
22	FSY023	Operation Office and computing center	Shenyangdongling 001285	Office	Shenyang Xiantao Airport	Brick and Concrete	4	3889	1993/6/1	31.1427	0.8066	12%	5.5%	2.5%	39.9366
23	FSY024	Tourist service center and hostel	Shenyangdongling 001374	Prodiuction	Shenyang Xiantao Airport	Brick and Concrete	5	6031	1994/12/1	82.0142	2.0409	12%	5.5%	2.5%	105.0689
24	FSY025	Flight supplies building	Shenyangdongling 001283	Production	Shenyang Xiantao Airport	Brick and Concrete	4	1549.75	1994/12/1	27.0948	0.6668	125	5.5%	2.5%	23.7123
25	FSY030	Operating garage C	Nil	Garage	Shenyang Xiantao Airport	Brick and Concrete	1	384	2003/3/1	2.1125	0.0431	12%	5.5%	2.5%	2.6945

26	FSY031	Freight weighting room	Nil	Weighting Room	Shenyang Xiantao Airport	Brick and Concrete	1	280	2003/3/1	1.9209	0.0386	12%	5.5%	2.5%	2.4494
27	FSY034	Operating garage and Guard room	Nil	Storeroom	Shenyang Xiantao Airport	Brick and Concrete	1	120	2003/3/1	0.8058	0.0166	12%	5.5%	2.5%	1.028
28	FSY036	Common Garage	Nil	Heating	Shenyang Xiantao Airport	Brick and Concrete	1	1915	1989/12/1	9.4455	0.2287	12%	5.5%	2.5%	12.0928
29	FSY038	Wulihe Boiler Room	Heping 013190	Substation	No. 390 , Qingniandajie, Heping District, Shenyang	Framework	1	4714	1997/11/1	124.2853	3.4723	12%	5.5%	2.5%	159.697
30	FSY039	Wulihe No. 2 substation	Heping 013186	Storage	No. 390 , Qingniandajie, Heping District, Shenyang	Framework	6	1982.38	1999/5/1	28.0171	0.7275	12%	5.5%	2.5%	35.9308
31	FSY040	Wulihe House A basement	Shenfangzi No. 01119	Garage	No. 390 , Qingniandajie, Heping District, Shenyang-1	Framework	-2	1586.4	2002/12/1	11.3008	0.2408	12%	5.5%	2.5%	14.427
32	FSY041	Wulihe Hosue A Garage	Nil	Garage	No. 390 , Qingniandajie, Heping District, Shenyang-1	Framework	-1	1586.4	1997/11/1	10.9379	0.2408	12%	5.5%	2.5%	13.9734

33	FSY042	Wulihe House B basement	Shenfangzi 01120	Storage	No. 390 , Qingniandajie, Heping District, Shenyang-2	Framework	-2	647	2002/12/1	4.6089	0.0982	12%	5.5%	2.5%	5.8839
34	FSY043	Wulihe House B Garage	Nil	Garage	No. 390 , Qingniandajie, Heping District, Shenyang-2	Framework	-1	647	1997/11/1	4.4609	0.0982	12%	5.5%	2.5%	5.6989
35	FSY044	Wulihe House C Garage	Nil	Garage	No. 390 , Qingniandajie, Heping District, Shenyang-3	Framework	-1	639.62	2002/10/1	4.5564	0.0971	12%	5.5%	2.5%	5.8169
36	FSY045	Wulihe House C basement	Nil	Storage	No. 390 , Qingniandajie, Heping District, Shenyang-3	Framework	-1	717.26	2002/10/1	5.1094	0.1089	12%	5.5%	2.5%	6.5229

37	FSY051	Wulihe Hosue K Garage	Nil	Garage	No. 390 , Qingniandajie, Heping District, Shenyang-9	Framework	-1	60.08	2002/10/1	0.428	0.0091	12%	5.5%	2.5%	0.5464
38	FSY052	Wulihe House K basement	Nil	Storage	No. 390 , Qingniandajie, Heping District, Shenyang-9	Framework	-1	345.85	2002/10/1	2.4637	0.0525	12%	5.5%	2.5%	3.1453
39	FSY053	Pumping Station	Nil	Water Supply	No.5, Wenan Road, Heping District, Shenyang	Brick and Concrete	1	124	2003/3/1	0.8984	0.0195	12%	5.5%	2.5%	1.1474
40	FSY054	Gas compressor stations	Nil		No.5, Wenan Road, Heping District, Shenyang	Brick and Concrete	1	23	1983/12/1	0.2391	0.0072	12%	5.5%	2.5%	0.3079
41	FSY065	Clerk Hostel	Nil	Hostel	No. 3 Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	5	3800	1994/12/1	44.4311	1.0936	12%	5.5%	2.5%	56.9059
42	FSY029	A300 Apron	Nil	Guard	Shenyang Xiantao Airport	Framed Bent	1	6643.59	2000/12/1	281.6417	6.7432	12%	5.5%	2.5%	360.4811

43	FSY032	Airport material guard room	Nil	Hostel	Shenyang Xiantao Airport	Brick and Concrete	1	30	2003/3/1	0.2908	0.0063	12%	5.5%	2.5%	0.3714
Shenyang sub-total								72726.89		1101.4013					1400.8338
44	FCY003	Plumbing workplace	Yes	Living	No. 58, Section 4, Chaoyangdajie	Brick and Concrete	1	54	1986/9/1	0.3197	0.0103	12%	5.5%	2.5%	0.4125
45	FCY003	Boiler Room	Yes	Living	No. 58, Section 4, Chaoyangdajie	Brick and Concrete	1	126	1980/12/1	0.9409	0.0361	12%	5.5%	2.5%	1.2213
46	FCY002	Cadres Room	Yes	Living	No. 58, Section 4, Chaoyangdajie	Brick and Concrete	2	500	1999/2/1	7.4699	0.1877	12%	5.5%	2.5%	9.572
47	–	Special Garage	Fangzi No. 06639	Garage	No. 58, Section 4, Chaoyangdajie	Mixed	1	244.8	1999/2/1	2.1392	0.0536	12%	5.5%	2.5%	2.741	After on-site cheking
Chaoyang sub-total								924.80		10.8897					13.9468
48	FDL001	Terminal Property	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Framework	3	785.34	1994/7/1	15.0798	0.3988	12%	5.5%	2.5%	19.3483
49	FDL002	Airport Service Building	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Framework	5	4586.58	1998/11/1	86.1438	2.0933	12%	5.5%	2.5%	110.2964

50	FDL003	Operating building	Nil	Office	Beihangdonglu, ganjingziqu, Dalian		5	2552	1998/11/1	47.4052	1.1647	12%	5.5%	2.5%	60.7124
51	FDL004	Cargo Warehouse	Nil	Storage	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	1	4423	1998/11/1	49.6716	1.1385	12%	5.5%	2.5%	63.5126
52	FDL005	Substation	Nil	Power Supply	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	2	416	1997/11/1	3.722	0.0881	12%	5.5%	2.5%	4.7626
53	FDL006	New District Garage	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	3	5868	1999/8/1	52.0382	1.1783	12%	5.5%	2.5%	66.5206
54	FDL008	Crew attendance building	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	6	6890	2000/12/1	134.5501	3.1239	12%	5.5%	2.5%	172.0925
55	FDL009	Airport material room	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	4	3140	2001/12/1	43.0308	0.9671	12%	5.5%	2.5%	54.9974
56	FDL011	Airport Service workshops	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	2	2200	2002/7/1	19.8025	0.4105	12%	5.5%	2.5%	25.2663
57	FDL015	Rain sewage pumping station	Nil	Sewage	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	1	387	1998/11/1	2.9415	0.0665	12%	5.5%	2.5%	3.76
58	FDL022	Boiler Room	Nil	Heating	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	2	1013	1998/11/1	8.3428	0.1967	12%	5.5%	2.5%	10.6744

59	FDL023	Duty Room	Nil	Office	Beihangdonglu, ganjingziqu, Dalian	Brick and Concrete	1	650	2000/5/1	4.3725	0.1017	12%	5.5%	2.5%	5.5928
Dalian Sub-total								32910.92		467.1008					597.5363
60	FCC028	Crew Canteen	Nil	Canteen	Erdao Airport	Brick and Concrete	1	503.69	1999/12/1	4.7481	0.1227	12%	5.5%	2.5%	6.0885
61	FCC028	Crew Canteen	Nil	Canteen	Erdao Airport	Brick and Concrete	1	684.31	1999/12/1	6.4507	0.1667	12%	5.5%	2.5%	8.2718
62	FCC018	Team 12 Gurad Room	Nil	Electrical room	Erdao Airport	Brick and Concrete	1	20	1980/1/1	0.122	0.0036	12%	5.5%	2.5%	0.157
63	FCC019	Team 12 Mailroom	Nil	Security	Erdao Airport	Brick and Concrete	1	31	1980/1/1	0.189	0.0056	12%	5.5%	2.5%	0.2433
64	FCC020	Team 12 Pumping Station	Nil	Water Supply	Erdao Airport	Brick and Concrete	1	20	1985/1/1	0.2395	0.0067	12%	5.5%	2.5%	0.3078
65	FCC021	Team 12 Pumping Station	Nil	Water Supply	Erdao Airport	Brick and Concrete	1	20	1986/1/1	0.2382	0.0066	12%	5.5%	2.5%	0.306
66	FCC023	Drainage Building	Nil	Hostel	Erdao Airport	Brick and Concrete	3	2980	1964/1/1	43.0158	0.5877	12%	5.5%	2.5%	54.5044

67	FCC013	Telephone Station	Nil	Office	1 Gongli, Jizhanggonglu, Erdao District, Changchun	Brick and Concrete	2	450	1983/1/1	3.1022	0.1183	12%	5.5%	2.5%	4.0256
68	FCC012	Team 12 Garage	Nil	Garage	Erdao Airport	Brick and Concrete	1	2215	1989/1/1	9.8925	0.2964	12%	5.5%	2.5%	12.7361
69	FCC010	Jilin Operation Department	Jinlin Propoety Rights No. QZ10001570, QZ10001664	Box Office	No. 1,2 Hongyuyuan B, Jiefangxi Road, , Jilin	Brick and Concrete	3	653	2004/12/27	7.658	0.1841	12%	5.5%	2.5%	9.8026
70	FCC008	Gas Station	Nil	Gas Station	—	Mixed	1	159	–	2.1635	0.0717	12%	5.5%	2.5%	2.794
Changchun Sub-total —								7736.00		77.8195					99.2371
71	FHB001	Security Department Office	Hafang No. 00060345	Office	Harbin Taiping International Airport	Brick and Concrete	2	725.66	1997/12/1	5.1397	0.1173	12%	5.5%	2.5%	6.5713
72	FHB004	Garage	Hafang No.00060342	Garage	Harbin Taiping International Airport	Brick and Concrete	1	1512.86	1994/12/1	10.4728	0.2454	12%	5.5%	2.5%	13.3978
73	FHB007	Garage	Hafang No. 00060341	Garage	Harbin Taiping International Airport	Brick and Concrete	1	740.38	1996/12/1	5.1877	0.1201	12%	5.5%	2.5%	6.6348

74	FHB005	Substation	Hafang No.00060347	Others	Harbin Taiping International Airport	Brick and Concrete	3	2107.95	1996/12/1	11.654	0.2462	12%	5.5%	2.5%	14.8753
75	FHB006	Office building	Hafang No. 00060335	Office	Harbin Taiping International Airport	Brick and Concrete	3	2168.52	1996/12/1	18.6738	0.438	12%	5.5%	2.5%	23.8898
76	FHB003	Garage	Hafang No. 00060343		Harbin Taiping International Airport	Brick and Concrete	1	582.65	1994/12/1	5.5183	0.1337	12%	5.5%	2.5%	5.0795
77	FHB015	Airport material warehouse	Hafang No. 00061986	Office	Harbin Taiping International Airport	Brick and Concrete	1	952.24	1976/12/1	4.903	0.1569	12%	5.5%	2.5%	6.3249
78	FHB009	Storage	Hafang No. 00060340	Office	Harbin Taiping International Airport	Brick and Concrete	1	179.1	1997/1/1	1.2747	0.0283	12%	5.5%	2.5%	1.6288
79	FHB010	Three station room	Hafang No. 00060339	Production	Harbin Taiping International Airport	Brick and Concrete	1	306.86	1999/12/1	2.4292	0.0521	12%	5.5%	2.5%	3.1016
80	FHB011	Charging room	Hafang No. 00061978	Office	Harbin Taiping International Airport	Brick and Concrete	1	315.41	1992/12/1	2.3069	0.0539	12%	5.5%	2.5%	2.951
81	FHB012	Paint spraying Room	Hafang No. 00061981	Production	Harbin Taiping International Airport	Brick and Concrete	1	425.66	1979/12/1	2.6216	0.0737	12%	5.5%	2.5%	3.3691

82	FHB013	Office building	Hafang No.00060345	Office	Harbin Taiping International Airport	Framework	2	1876.21	1990/12/1	18.9107	0.4664	12%	5.5%	2.5%	24.2214
83	FHB014	Youfong Room	Hafang No. 00061977	Storage	Harbin Taiping International Airport	Brick and Concrete	1	67.27	1979/12/1	0.3821	0.0114	12%	5.5%	2.5%	0.4919
84	FHB008	Airport material warehouse	Hafang No. 00060336	Office	Harbin Taiping International Airport	Brick and Concrete	1	2132.3	1996/12/1	24.2453	0.5774	12%	5.5%	2.5%	31.0284
85	FHB0016	Device Storage	Hafang No. 00061984	Storage	Harbin Taiping International Airport	Brick and Concrete	1	580.44	1976/12/1	2.6372	0.0774	12%	5.5%	2.5%	3.3933
86	FHB017	Airport Service warehouse	Hafang No. 00061989	Office	Harbin Taiping International Airport	Brick and Concrete	3	2065.25	1977/12/1	23.6774	0.6812	12%	5.5%	2.5%	28.098
87	FHB018	Crew building	Hafang No. 00061988	Office	Harbin Taiping International Airport	Brick and Concrete	3	2098	1974/12/1	25.3494	0.6059	12%	5.5%	2.5%	32.4441
88	FHB019	Staff canteen	Nil	Canteen	Harbin Taiping International Airport	Brick and Concrete	1	1195.66	1976/12/1	9.3675	0.2626	12%	5.5%	2.5%	12.0376
89	FHB020	Special room	Hafang No. 00061976	Production	Harbin Taiping International Airport	Brick and Concrete	3	1306.37	1977/12/1	9.728	0.2811	12%	5.5%	2.5%	12.5114
90	FHB021	Command and Control Center	Hafang No. 00061990	Office	Harbin Taiping International Airport	Brick and Concrete	3	1199.5	1994/12/1	11.2099	0.2637	12%	5.5%	2.5%	14.342

91	FHB022	Old hangar	Hafang No. 00060345	Production	Harbin Taiping International Airport	Brick and Concrete	1	2362.04	1977/12/1	49.3187	1.5897	12%	5.5%	2.5%	63.6355
92	FHB024	Garage	Nil	Garage	No 88A, Changjiang Road	Framework	1	1224.43	1999/12/1	8.4643	0.1893	12%	5.5%	2.5%	10.817
93	FHB025	Garage	Nil	Garage	No. 88B, Changjiang Road	Framework	1	1046.31	1999/12/1	7.1808	0.1586	12%	5.5%	2.5%	9.1743
94	FHB026	Transportation, Flight Team office building	Nil	Office	No. 89, Changjiang Road (1st -3rd Floor)	Framework	3	3942.52	1999/12/1	55.177	1.2474	12%	5.5%	2.5%	70.5305
95	FHB019	Catering Storage Room	Nil		Harbin Taiping International Airport	Brick and Concrete	1	200	1999/12/1	1.5006	0.0321	12%	5.5%	2.5%	1.9159
96	FHB001	Airport Service Office builing	Hafang No. 00061987	Office	Harbin Taiping International Airport	Brick and Concrete	1	1544.57	1999/12/1	11.3079	0.2496	12%	5.5%	2.5%	14.4469
97	FHB003	Gaoshan Garage	Hafang No. 00059343	Office	East Block, No. 28-1, Gaoshan Road, Nangang District, Harbin	Brick and Concrete	8	809	1998/12/1	7.0456	0.1749	12%	5.5%	2.5%	9.0256
Harbin sub-total								33667.16		335.6841					425.9377

98	FXJ004	Student hostel	Nil	Living	No 46, Yingbin Road	Brick and Concrete	3	1691.33	1994/12/1	15.5501	0.3917	12%	5.5%	2.5%	19.9273
99	FXJ005	Gym room	Nil	Living	No 46, Yingbin Road	Brick and Concrete	1	217.8	1991/12/1	1.6561	0.0518	12%	5.5%	2.5%	2.1349
100	FXJ006	Activity room	Nil	Living	No 46, Yingbin Road	Brick and Concrete	1	100	1993/6/1	0.8868	0.0242	12%	5.5%	2.5%	1.1388
101	FXJ001	Duty Room	Nil		No 46, Yingbin Road	Brick and Concrete	1	147.4	1998/8/1	1.4679	0.0358	12%	5.5%	2.5%	1.8796
102	FXJ002	Dangerous goods storage	Nil	Office	No 46, Yingbin Road	Brick and Concrete	1	100	1998/8/1	0.6944	0.0178	12%	5.5%	2.5%	0.8903
103	FXJ003	Student Canteen	Nil	Living	No 46, Yingbin Road	Framework	2	653	2001/11/1	8.3649	0.1946	12%	5.5%	2.5%	10.6994
104	FXJ013	Economic Development Housing	Wufang Certificate Economic Development District Zi No.	Residential	No. 45, Shang District No. 2, Economic Zone	Brick and Concrete	2	160	2003/7/1	5.207	0.048	12%	5.5%	2.5%	6.5688	Property and land combined into one, land price included in rent.

105	FXJ014	Economic Development Housing	Wufang Certificate Economic Development District Zi No.	Residential	No. 45, Shang District No. 2, Economic Zone	Brick and Concrete	2	160	2003/7/1	5.207	0.048	12%	5.5%	2.5%	6.5688	Property and land combined into one, land price included in rent.
106	–	Hongshan Hotel	Nil	Residential box office	No. 62, Youhao South Road	Framework		166	2005/10/1	23.8432	0.0498	12%	5.5%	2.5%	29.8663	Property and land combined into one, land price included in rent.
Xinjiang Sub-total								3395.53		62.8774					79.6742
107	Urumqi overseas office 1	Sale and Purchase Agreement (Siberia)	Nil	Office	Siberia Office	Brick and Concrete	10	206.3	2000/12/31	5.7973	0.0116	12%	5.5%	2.5%	7.2611

108	Urumqi overseas office 2	Bishkek Office	Nil	Office		Brick and Concrete		534.1	2003/11/1	18.7082	0.0374	12%	5.5%	2.5%	23.4320
109	Urumqi overseas office 3	Alma-Ata Office	Nil	Office	No. 132-107, Guogelidajie Alma-Ata	Office	3	640		18.7881	0.0376	12%	5.5%	2.5%	23.5321
Former Xinhang overseas offices sub-total								1380.40		43.2936					54.2252
110	FBJ004	Beijing Crew Overnight office building (Beijing Operation Department)	Nil	Hotel	Beijing Capital Airport	Framework	4	4516.65	1999/7/1	162.6115	4.0207	12%	5.5%	2.5%	208.2903
111	FBJ005	Beijing Southern Hotel 1,3	Nil	Office	No.10, Dongsanhuanzhong Road, Beijing	Framework		1393		55.8854	1.4	12%	5.5%	2.5%	71.6068
112	FBJ003	Beijing Operation Department (Beijing Airport Service building)	Nil	Office	Beijing Capital Airport	Brick and Concrete	3	1098.36	1999/7/1	29.9919	0.777	12%	5.5%	2.5%	38.4611

113	FBJ001	Beijing Operation Department Housing	Zhaojinzi No. 12206	Production	No.111 Jixiangli, Zhoayang District	Brick and Concrete	18	1187.1	1995/12/1	99.4101	0.3561	12%	5.5%	2.5%	124.7078
Beijing Subtotal								8195.11		347.8989					443.0660
114	FSH001	Staff hostel		Hostel	No. 14, Yijiefang, Hanghaiyicun, Shanghai	Brick and Concrete	5	406	1997/8/1	17.1348	0.1218	12%	5.5%	2.5%	21.5708	Property and land combined into one, land price included in rent.
115	FSH002	Shanghai Operation Department Housing	Hufangzhangzi No. 85189	Production	No. 501-09, 500 Nong, Maotai Road, Shanghai	Steel Mixed	26	664.41	1998/8/1	37.0262	0.1993	12%	5.5%	2.5%	46.5319	Property and land combined into one, land price included in rent.
Shanghai Subtotal								1070.41		54.1610					68.1027
Shares leased assets total								165941.97		2614.7575					3327.7024

Breakdown of Real estate lease rental project of China Southern Group :Airline catering services leased assets	Exhibit 4

No	Asset No.	Name of building	Property Status	Usage	Detail Address	Structure	No. of floors	Rental area (m2)	Date of Completion	Property annual net income (RMB0’000 / year)	Property Insurance (RMB0’000 / year)	Property tax rate	Business Tax	Management fee rate	Reference annual rent (RMB0’000 /year)	Notes
1	FXJ011	Catering Garage	Nil	Office	No. 46, Yingbin Road	Brick and Concrete	1	417.57	1994/7/1	3.072	0.0742	12%	5.5%	2.5%	3.99
2	FXJ010	Catering Garage (Item 25 )	Nil	Office	No. 46, Yingbin Road	Brick and Concrete	3	3300	1999/12/31	59.2104	1.4454	12%	5.5%	2.5%	74.163
3	FXJ007	Catering Room	Nil	Office	No. 46, Yingbin Road	Brick and Concrete	1	800	1994/12/1	11.3851	0.3298	12%	5.5%	2.5%	14.3814
4	FXJ008	Catering Room	Property Rights Wushixinquzidi	Office	No. 46, Yingbin Road	Brick and Concrete	1	789.28	1986/12/1	4.6324	0.1326	12%	5.5%	2.5%	5.9405
5	FXJ009	Catering Room (Phase 2)	Nil	Office	No. 46, Yingbin Road	Brick and Concrete	2	1254	1992/12/1	8.2517	0.2107	12%	5.5%	2.5%	10.4646
6	FXJ012	Gas Room	Nil	Office	No. 46, Yingbin Road	Brick and Concrete	1	100	1999/12/1	0.8346	0.0187	12%	5.5%	2.5%	1.1933
Xinjiang Catering sub-total								6660.85		87.3862					110.1328
7	FSY008	Three Production Building		Office	No. 3, Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	5	1872	1983/12/1	11.4471	0.3836	12%	5.5%	2.5%	24.4357

8	FSY003	Printing		Office	No. 3, Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete	3	641	1979/6/1	4.59	0.2006	12%	5.5%	2.5%	5.8875
Shenyang Catering sub-total								2513.00		16.0371					30.3232
9	FSY025	Flight Supplies Building	Shenyangdongling 001283	Production	Xiantao Airport, Shenyang	Brick and Concrete	4	718.25	1994/12/1	27.0948	0.6668	12%	5.5%	2.5%	10.9897
Shenyang Catering sub-total								718.25		27.0948					10.9897
10	FDL002	Airport Service Building		Office	Northern Airport Donglu, Ganjingzi District, Dalian	Framework	5	198.42	1998/11/1	2.1491	0.0538	12%	5.5%	2.5%	2.8364

11	FDL003	Operation Building	Office	No. 65, Yingke Road, Ganjingzi District, Dalian	Framework	5	638	1998/11/1	7.3326	0.1855	12%	5.5%	2.5%	9.3158
12	FDL007	Customs Building	Office	Northern Airport Donglu, Ganjingzi District, Dalian	Framework	1	4400	2004/6/30	44.7068	0.961	12%	5.5%	2.5%	56.0335
13	FDL014	Beiji International Trading Centre	Office	Storage Process District, Baoshui District, Dalian	Brick and Concrete	6	8201.76	2000/4/1	84.3408	2.1029	12%	5.5%	2.5%	105.576

14	FDL010	Honggang Resturant		Hotel	Honggang Road, Ganjingzi District, Dalina	Brick and Concrete	6	694	2002/5/1	7.1837	0.1611	12%	5.5%	2.5%	9.181
Dalian Catering sub-total								14132.18		145.7130					182.9427
15	FHB003	Garage	Hafangdi 00060343	Garage	Harbin Taiping International Airport	Brick and Concrete	1	227.75	1994/12/1	5.5183	0.1337	12%	5.5%	2.5%	1.9855
Heilongjiang Catering sub-total								227.75		5.5183					1.9855
16	FHB017	Airport ServiceBuilding	Hafangdi 00061989	Office	Harbin Taiping International Airport	Brick and Concrete	3	172.75	1977/12/1	23.6774	0.6812	12%	5.5%	2.5%	2.3503
Heilongjiang 中免 sub-total								172.75		23.6774					2.3503
Airline catering services leased assets total								24424.78		305.4268					338.7242

Breakdown of Real estate lease rental project of China Southern Group : Shares leased buildings	Exhibit 5

No.	Asset no.	Name of building	Detailed Address	Structure	Specificationa	Measurement Units	Quantity	Date of Completion	Property annual net income (RMB0’000/ year)	Property Insurance (RMB0’000/ year)	Management fee rate	Reference annual rent (RMB0’000/year)	Notes
1	GSY003	Five Mile River reservoir `	No. 5, Wenan Road, heping District, henyang	Concrete		m [3]	600	1998/12/1	15.3542	5.5%	2.5%	16.6893
2	GSY004	#G & #H Residential Building Road	No. 5, Wenan Road, heping District, henyang	Concrete		m [2]	2118	1999/12/1	2.6983	5.5%	2.5%	2.9329
3	GSY005	No. 1 Damen, Wulihe	No. 5, Wenan Road, heping District, henyang	Brick and Concrete			1	1999/12/1	1.5014	5.5%	2.5%	1.6320
4	GSY006	New Technical School Damen	No. 3, Xiaoheyanlu, Dadong District, Shenyang	Brick and Concrete			1	1999/12/1	0.4219	5.5%	2.5%	0.4586
5	GSY007	Flight Crew Court	No. 3, Xiaoheyanlu, Dadong District, Shenyang	Concrete		m [2]	2500	2002/5/1	3.5181	5.5%	2.5%	3.8240

Shenyang Subtotal											25.5368
6	GDL001	Road (Warehouse - Airport apron	Northern Airport Donglu, Ganjingzi District, Dalian	Cement	m [2]	960	1998/11/1	0.9867	5.5%	2.5%	1.0725
7	GDL002	Site (New Area)	Northern Airport Donglu, Ganjingzi District, Dalian	Cement	m [2]	15400	1998/11/1	20.2293	5.5%	2.5%	21.9884
8	GDL003	Freight Dapeng	Northern Airport Donglu, Ganjingzi District, Dalian	Framed Bent	m [2]	2238	1998/11/1	24.5396	5.5%	2.5%	26.6735
9	GDL004	Cargo Apron, Vehicle Apron	Northern Airport Donglu, Ganjingzi District, Dalian	Cement	m [2]	14600	1998/11/1	18.4743	5.5%	2.5%	20.0808
10	GDL005	Bridge	Northern Airport Donglu, Ganjingzi District, Dalian	Steel	m [2]	352	1998/11/1	10.7993	5.5%	2.5%	11.7384

11	GDL006	Road inside the Site	Northern Airport Donglu, Ganjingzi District, Dalian	Cement		m [2]	16000	1998/11/1	21.0175	5.5%	2.5%	22.8451
12	GDL007	Apron	Northern Airport Donglu, Ganjingzi District, Dalian	Cement		m [2]	1900	2002/12/1	2.6915	5.5%	2.5%	2.9255
13	GDL008	Drain cover	Northern Airport Donglu, Ganjingzi District, Dalian	Cement		m [2]	3240	2002/12/1	19.8375	5.5%	2.5%	21.5625
Dalian Subtotal												128.8867

15	GCC012	Team 12 Water Tower	Erdao Airport	Mixed	Height of 25m		1	1986/1/1	0.8641	5.5%	2.5%	0.9392
Changchun Subtotal												0.9392
16	GXJ001	Damen	General Affairs Department	Electricity			1	1997/10/1	0.9615	5.5%	2.5%	1.0451
Xinjiang Subtotal											1.0451
Shares leased buildings sub-total												156.4078

Breakdown of Real estate lease rental project of China Southern Group : Airline catering services leased buildings	Exhibit 6

No.	Asset no.	Name of building	Detailed Address	Structure	Specificationa	Measurement Units	Quantity	Date of Completion	Property annual net income (RMB0’000/ year)	Operation tax & additional fees	Management fee rate	Reference annual rent (RMB0’000/year)	Notes
1	GXJ002	Flight Supplies Guojidamen	Airport Catering Company	Electricity	b6.h1.8m		1	Dec/00	0.3188	5.5%	2.5%	0.3465
Airline catering services leased buildings Total												0.3465

Breakdown of Real estate lease rental project of China Southern Group : Shares leased pipelines and trenches	Exhibit 7

No.	Reference No.	Name of pipeline	Detailed address	Length (m)	Deep of trench (m)	Thickness (m)	Material	Method of Insulation	Date of Completion	Annual net income (RMB0'000/year)	Operation tax	Management fee rate	Reference annual rent (RMB0’000/year)	Notes
1	GSY008-010	Wulihe Water Supply	No. 5, Wenan Road, Heping District	590	1.5	DN150	Galvanized steel pipes		Dec-98	2.0751	5.50%	2%	2.2434
2	GSY011-012	Wulihe Drainage	No. 5, Wenan Road, Heping District	659	1.8	DN600	Cement pipes		Dec-98	1.5297	5.50%	2%	1.6537
3	GSY013	Wulihe Drainage	No. 5, Wenan Road, Heping District	2150	1.8	DN600	Cement pipes		Jan-98	4.6771	5.50%	2%	5.0563
	Shenyang Sub-total												8.9534
4	GDL010	Network	Beihangdong Road, Ganzijing District	20000	1.5	DN200	Cement pipes		Aug-97	42.7745	5.50%	2%	46.2427
5	GDL011	Power cable	Beihangdong Road, Ganzijing District	20000			Insulated copper wire		Aug-97	39.9229	5.50%	2%	43.1599
6	GDL012	Running water	Beihangdong Road, Ganzijing District	20000	1.5	DN150	Galvanized steel pipes		Aug-97	36.0343	5.50%	2%	38.9560

	Dalian Subtotal												128.3586
7	GCC001	Heating Engineering	Erdao Airport	3500	Cover up	219*7.5	Welded pipes	Rockwool	Dec-93	9.2596	5.50%	2%	10.0104
8	GCC003	Well	Erdao	20	93	256	Cast iron	Anticorrosive	Dec-94	0.7576	5.50%	2%	0.8190
	Changchun Subtotal												10.8294
9	GHEB001	Drainage	Complex Building, Pump	436	2.7	DN200	Cast iron		Sep-95	0.7513	5.50%	2%	0.8122
10	GHEB002	Drainage	Station and Sewage	118	2.7	DN150	Cast iron		Sep-95	0.1507	5.50%	2%	0.1629
11	GHEB003	Drainage		10	2.7	DN100	Cast iron		Sep-95	0.0112	5.50%	2%	0.0121
12	GHEB004	Drainage		326	2.7	DN200	Cast iron		Sep-95	0.5618	5.50%	2%	0.6074
13	GHEB005	Drainage		108	2	DN300	Cast iron		Sep-95	0.3026	5.50%	2%	0.3271
14	GHEB006	Water Supply pipelines	Ring type pipeline network	980	2	DN150	Cast iron		Jun-95	1.2514	5.50%	2%	1.3529

15	GHEB007	Water Supply pipelines	Ring type pipeline network	980	2.3	DN150	Cast iron	Jun-97	1.2862	5.50%	2%	1.3905
16	GHEB008	Drainage	Hangar	880	1.5	DN200	Cast iron	Jun-97	1.5586	5.50%	2%	1.6850
17	GHEB009	Heating Network	Heating	140	1.5	D377*7	Concrete pipes	Sep-97	0.2454	5.50%	2%	0.2653
18	GHEB010	Heating Network	Heating	530	1.5	D325*7	Heat insulation pipes	Sep-97	1.4864	5.50%	2%	1.6069
19	GHEB011	Heating Network	Heating	220	1.5	D273*6	Heat insulation pipes	Sep-97	0.5244	5.50%	2%	0.5669
20	GHEB012	Heating Network	Heating	660	1.5	D159*4.5	Heat insulation pipes	Sep-97	0.9255	5.50%	2%	1.0005
21	GHEB013	Heating Network	Heating	420	1.5	D133*4	Heat insulation pipes	Sep-97	0.5301	5.50%	2%	0.5731
22	GHEB014	Heating Network	Heating	240	1.5	D108*4	Heat insulation pipes	Sep-97	0.2692	5.50%	2%	0.2910
23	GHEB015	Heating Network	Heating	220	1.5	D89*4	Heat insulation pipes	Sep-97	0.219	5.50%	2%	0.2368

24	GHEB016	Heating Network	Heating	460	1.5	D76*4	Heat insulation pipes	Sep-97	0.4064	5.50%	2%	0.4394
25	GHEB017	Steam Pipeline Network	Reserved for the use of hangar	1110	1.5	D159*4.5	Heat insulation pipes	Oct-97	1.612	5.50%	2%	1.7427
26	GHEB018	Steam Pipeline Network	Reserved for the use of hangar	1110	1.5	D108*4	Heat insulation pipes	Oct-97	1.2896	5.50%	2%	1.3942
27	GHEB019	Heat Network	No. 89, Changjiang Road	110	1.02	80*4	Heat insulation pipes	Oct-99	0.2644	5.50%	2%	0.2858
28	GHEB020	Water Route	No. 89, Changjiang Road	110	1.2	50*3.5	Heat insulation pipes	Oct-99	0.1603	5.50%	2%	0.1733
29	GHEB021	Sewage and drainage	No. 89, Changjiang Road	127.4	1.85	150	Cast iron	Jan-99	0.1823	5.50%	2%	0.1971
30	GHEB022	Septic tank	No. 89, Changjiang Road	2		6*4*4	Concrete pipe	Jan-99	0.217	5.50%	2%	0.2346
31	GHEB023	Sewage and drainage	No. 89, Changjiang Road	1		4*2*4	Concrete pipe	Jan-99	0.0502	5.50%	2%	0.0543

32	GHEB024	Sewage and drainage	No. 89, Changjiang Road	60	1.85	150	Cast iron	Jan-99	0.0858	5.50%	2%	0.0928
33	GHEB025	Sewage and drainage	No. 89, Changjiang Road	70	2	200	Cast iron	Jan-99	0.1351	5.50%	2%	0.1461
34	GHEB026	Check well	No. 89, Changjiang Road	18	2.3		Brick	Jan-99	4.0001	5.50%	2%	4.3244
35	GHEB027	Rainwater Drainage	No. 89, Changjiang Road	350		200	Cement pipes	May-00	0.7227	5.50%	2%	0.7813
36	GHEB028	Drain	No. 89, Changjiang Road	14		1.2*0.6*1	Concrete	May-00	0.3036	5.50%	2%	0.3282
37	GHEB029	Fire control pipeline network	No. 89, Changjiang Road	330	3.2		Steel pipes	Oct-99	0.5447	5.50%	2%	0.5889
38	GHEB030	Pipelines Network	Boiler Room	96.1	2.5	200	Cast iron	Sep-96	0.1656	5.50%	2%	0.1790

39	GHEB031	Pipelines Network	Garage	230	2.5	150	Cast iron	Sep-96	0.2937	5.50%	2%	0.3175
40	GHEB032	Pipelines Network	Garage	136	2.5	100	Cast iron	Sep-96	0.1416	5.50%	2%	0.1531
41	GHEB033	Pipelines Network	Garage	56	2.5	75	Cast iron	Sep-96	0.0583	5.50%	2%	0.0630
42	GHEB019	Pipelines Network	Catering, boiler	72.5	2	50	Steel pipes	Sep-96	0.0225	5.50%	2%	0.0243
43	GHEB034	Pipelines Network	Room, Garage	435	2.4	200	Steel and Concrete	Sep-96	0.7415	5.50%	2%	0.8016
44	GHEB035	Pipelines Network	Room, Garage	20	2	125	Cast iron	Sep-96	0.0893	5.50%	2%	0.0965
45	GHEB036	Pipelines Network	Room, Garage	5	2	80	Cast iron	Sep-96	0.0223	5.50%	2%	0.0241
46	GHEB037	Cast iron	Complex Building	436	2.7	200	Cast iron	Sep-95	0.7513	5.50%	2%	0.8122
47	GHEB038	Drainage	Sewage	118	2.7	150	Cast iron	Sep-95	0.1507	5.50%	2%	0.1629
48	GHEB039	Drainage	Treatment plant	10	2.7	100	Cast iron	Sep-95	0.0104	5.50%	2%	0.0112
49	GHEB040	Drainage		326	3	200	Cast iron	Sep-95	0.5618	5.50%	2%	0.6074

50	GHEB041	Drainage		108	5.5	300	Cast iron	Sep-95	0.3026	5.50%	2%	0.3271
51	GHEB042	Pipelines Network	Ring type pipeline network	980	2	150	Cast iron	Jun-97	1.2862	5.50%	2%	1.3905
52	GHEB043	Pipelines Network	Ring type pipeline network	1040	2	200	Cast iron	Jun-97	1.842	5.50%	2%	1.9914
53	GHEB044	Drainage	Hangar and pump station	880	2	200	Concrete pipes	Jun-97	1.5417	5.50%	2%	1.6667
54	GHEB048	Heating network	Heating	140	1.5	377*7	Heat insulation pipes	Sep-97	0.4319	5.50%	2%	0.4669
55	GHEB049	Heating network	Heating	530	1.5	325*7	Heat insulation pipes	Sep-97	1.4864	5.50%	2%	1.6069
56	GHEB050	Heating network	Heating	220	1.5	273*6	Heat insulation pipes	Sep-97	0.5244	5.50%	2%	0.5669

57	GHEB051	Heating network	Heating	600	1.5	159*4.5	Heat insulation pipes	Sep-97	0.8413	5.50%	2%	0.9095
58	GHEB052	Heating network	Heating	420	1.5	133*4	Heat insulation pipes	Sep-97	0.5301	5.50%	2%	0.5731
59	GHEB053	Heating network	Heating	240	1.5	108*4	Heat insulation pipes	Sep-97	0.2692	5.50%	2%	0.2910
60	GHEB054	Heating network	Heating	220	1.5	89*4	Heat insulation pipes	Sep-97	0.219	5.50%	2%	0.2368
61	GHEB055	Heating network	Heating	460	1.5	76*4	Heat insulation pipes	Jul-97	0.4212	5.50%	2%	0.4554
62	GHEB056	Steam Pipeline Network	Reserved for the use of hangar	1110	1.5	159*4.5	Heat insulation pipes	Oct-97	1.612	5.50%	2%	1.7427

63	GHEB057	Steam Pipeline Network	Reserved for the use of hangar	1110	1.5	108*4	Heat insulation pipes	Oct-97	1.2896	5.50%	2%	1.3942
64	GHEB058	Cable Trench		500	1	800		Oct-98	0.7413	5.50%	2%	0.8014
65	GHEB059	Cable Trench		500	1	800		Oct-98	0.7413	5.50%	2%	0.8014
	Harbin Sub-total											40.1484
	Shares leased pipelines and Trench total											188.2898